EXHIBIT B

Information with respect to Transactions Effected During the Past Sixty Days

Except as otherwise specified, all of the below transactions in the Common Stock were traded in the ordinary course over the New York Stock Exchange.

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Qualified Master Fund, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
6/25/2019	Purchase	56,464	$17.13	(1)
6/26/2019	Purchase	92,361	$17.32	(2)
7/11/2019	Purchase	81,124	$19.997	(3)
7/11/2019	Purchase	2,256	$20.57	(4)
7/12/2019	Purchase	34,088	$20.67	(5)
7/12/2019	Purchase	14,460	$21.03	(6)
7/15/2019	Purchase	2,437	$21.39	(7)
7/16/2019	Purchase	57,047	$21.27	(8)
7/17/2019	Purchase	35,185	$21.26	(9)
7/18/2019	Purchase	41,452	$21.33	(10)
7/19/2019	Purchase	196	$21.45
7/22/2019	Purchase	31,201	$21.38	(11)
7/23/2019	Purchase	5,662	$21.43	(12)
8/1/2019	Purchase	20,297	$21.41	(13)
8/5/2019	Purchase	46,496	$18.68	(14)
8/5/2019	Purchase	50,573	$19.56	(15)

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Capital, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
6/25/2019	Purchase	1,661	$17.13	(1)
6/26/2019	Purchase	2,762	$17.32	(2)
7/11/2019	Purchase	1,576	$19.997	(3)
7/11/2019	Purchase	44	$20.57	(4)
7/12/2019	Purchase	1,020	$20.67	(5)
7/12/2019	Purchase	432	$21.03	(6)
7/15/2019	Purchase	78	$21.39	(7)
7/16/2019	Purchase	1,719	$21.27	(8)
7/17/2019	Purchase	1,050	$21.26	(9)
7/18/2019	Purchase	1,249	$21.33	(10)
7/19/2019	Purchase	4	$21.45
7/22/2019	Purchase	936	$21.38	(11)
7/23/2019	Purchase	171	$21.43	(12)
8/1/2019	Purchase	566	$21.41	(13)
8/5/2019	Purchase	1,404	$18.68	(14)
8/5/2019	Purchase	1,527	$19.56	(15)

(1)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.05 to $17.21. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(2)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.92 to $17.81. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(3)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $19.59 to $20.49. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(4)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $20.53 to $20.65. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(5)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $20.12 to $20.995. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(6)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $21.00 to $21.16. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(7)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $21.20 to $21.45. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(8)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $21.04 to $21.45. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(9)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $21.01 to $21.45. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(10)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $21.21 to $21.45. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(11)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $21.23 to $21.45. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(12)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $21.38 to $21.45. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(13)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $21.31 to $21.45. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(14)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.64 to $18.68. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(15)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $19.01 to $19.94. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.